Exhibit 23


                         INDEPENDENT AUDITOR'S CONSENT

Board of Directors
RTG Ventures, Inc.

        We consent to the use in this Registration Statement of RTG Ventures, Inc. on Form SB-2, as amended of our report dated August 30, 2002 appearing herein.

/s/ James E. Scheifley
----------------------
James E. Scheifley & Associates, P.C.
Certified Public Accountants